                                 EXHIBIT 10.29



                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                            PREMIER BANCSHARES, INC.

                                      AND

                            THE BANK HOLDING COMPANY



                          Dated as of December 3, 1997

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Preamble .........................................................................................................1

ARTICLE I
         TRANSACTIONS AND TERMS OF MERGER.........................................................................1
         --------------------------------
         1.1      Merger..........................................................................................1
         1.2      Time and Place of Closing.......................................................................2
         1.3      Effective Time..................................................................................2

ARTICLE II
----------
         TERMS OF MERGER..........................................................................................2
         ---------------
         2.1      Articles of Incorporation.......................................................................2
         2.2      Bylaws..........................................................................................2
         2.3      Directors and Officers..........................................................................2

ARTICLE III
-----------
         MANNER OF CONVERTING SHARES..............................................................................3
         ---------------------------
         3.1      Conversion of Shares............................................................................3
         3.2      Anti-Dilution Provisions........................................................................3
         3.3      Conversion of Stock Options; Restricted Stock...................................................3
         3.4      Dissenting Shareholders.........................................................................4
         3.5      Fractional Shares...............................................................................4

ARTICLE IV
----------
         EXCHANGE OF SHARES.......................................................................................5
         ------------------
         4.1      Exchange Procedures.............................................................................5
         4.2      Rights of Former BHC Shareholders...............................................................5

ARTICLE V
---------
         REPRESENTATIONS AND WARRANTIES OF BHC. .................................................................6
         -------------------------------------
         5.1      Organization, Standing, and Power...............................................................6
         5.2      Authority; No Breach By Agreement...............................................................6
         5.3      Capital Stock...................................................................................7
         5.4      BHC Subsidiaries................................................................................7
         5.5      Financial Statements............................................................................8
         5.6      Absence of Undisclosed Liabilities..............................................................8
         5.7      Absence of Certain Changes or Events............................................................8
         5.8      Tax Matters.....................................................................................9
         5.9      Allowance for Possible Loan Losses.............................................................10
         5.10     Assets.........................................................................................10
         5.11     Environmental Matters..........................................................................10

         5.12     Compliance with Laws...........................................................................11
         5.13     Labor Relations................................................................................11
         5.14     Employee Benefit Plans.........................................................................11
         5.15     Material Contracts.............................................................................13
         5.16     Legal Proceedings..............................................................................14
         5.17     Reports........................................................................................14
         5.18     Statements True and Correct....................................................................14
         5.19     Accounting, Tax and Regulatory Matters.........................................................15
         5.20     Charter Provisions.............................................................................15
         5.21     Millennium Compliance..........................................................................15

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF PREMIER...............................................................15
         -----------------------------------------
         6.1      Organization, Standing, and Power..............................................................15
         6.2      Authority; No Breach By Agreement..............................................................16
         6.3      Capital Stock..................................................................................17
         6.4      Financial Statements...........................................................................17
         6.5      Absence of Undisclosed Liabilities.............................................................17
         6.6      Absence of Certain Changes or Events...........................................................18
         6.7      Compliance with Laws...........................................................................18
         6.8      Legal Proceedings..............................................................................18
         6.9      Statements True and Correct....................................................................19
         6.10     Accounting, Tax and Regulatory Matters.........................................................19

ARTICLE VII
         CONDUCT OF BUSINESS PENDING CONSUMMATION................................................................19
         ----------------------------------------
         7.1      Affirmative Covenants of BHC...................................................................19
         7.2      Negative Covenants of BHC......................................................................20
         7.3      Affirmative Covenants of Premier...............................................................22
         7.4      Adverse Changes in Condition...................................................................22
         7.5      Reports........................................................................................22

ARTICLE VIII
         ADDITIONAL AGREEMENTS...................................................................................22
         ---------------------
         8.1      Registration Statement; Proxy Statement; Shareholder Approval..................................22
         8.2      Exchange Listing...............................................................................23
         8.3      Applications...................................................................................23
         8.4      Filings with State Offices.....................................................................23
         8.5      Agreement as to Efforts to Consummate..........................................................23
         8.6      Investigation and Confidentiality..............................................................24
         8.7      Press Releases.................................................................................24
         8.8      Acquisition Proposals..........................................................................24
         8.9      Accounting and Tax Treatment...................................................................25
         8.10     Agreement of Affiliates........................................................................25

         8.11     Employee Benefits and Contracts................................................................25
         8.12     Authorization of Preferred Stock...............................................................26
         8.13     Merger of Premier Bank, Henry County Bank and Spalding County Bank.............................26
         8.14     Other Acquisitions, Mergers, or Combinations involving a Premier Company.......................26

ARTICLE IX
         CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.......................................................26
         -------------------------------------------------
         9.1      Conditions to Obligations of Each Party........................................................26
         9.2      Conditions to Obligations of Premier...........................................................28
         9.3      Conditions to Obligations of BHC...............................................................29

ARTICLE X
         TERMINATION.............................................................................................31
         -----------
         10.1     Termination....................................................................................31
         10.2     Effect of Termination..........................................................................32
         10.3     Non-Survival of Representations and Covenants..................................................32

ARTICLE XI
         MISCELLANEOUS...........................................................................................33
         -------------
         11.1     Definitions....................................................................................33
         11.2     Expenses.......................................................................................40
         11.3     Brokers and Finders............................................................................40
         11.4     Entire Agreement...............................................................................41
         11.5     Amendments.....................................................................................41
         11.6     Waivers........................................................................................41
         11.7     Assignment.....................................................................................42
         11.8     Notices........................................................................................42
         11.9     Governing Law..................................................................................43
         11.10    Counterparts...................................................................................43
         11.11    Captions.......................................................................................43
         11.12    Enforcement of Agreement.......................................................................43
         11.13    Severability...................................................................................43

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of December 3, 1997 by and between PREMIER BANCSHARES, INC. ("Premier"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia, and THE BANK HOLDING COMPANY ("BHC"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Griffin, Georgia.


                                   Preamble
                                   --------

     The Boards of Directors of Premier and BHC are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of BHC with and into Premier, with Premier being the surviving corporation of the merger. At the effective time of such merger, the outstanding shares of capital stock of BHC will be converted into the right to receive shares of capital stock of the surviving corporation. As a result, shareholders of BHC will become shareholders of the surviving corporation, and each of the subsidiaries of BHC will continue to conduct its business and operations as a wholly-owned subsidiary of the surviving corporation. The transactions described in this Agreement are subject to the approvals of the Boards of Directors of Premier and BHC, the shareholders of BHC, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I
                                  ---------
                        TRANSACTIONS AND TERMS OF MERGER
                        --------------------------------

     1.1    Merger.  Subject to the terms and conditions of this Agreement, at
            ------
the Effective Time, BHC shall be merged with and into Premier in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). Premier shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Premier and BHC.

     1.2    Time and Place of Closing.  The Closing will take place at 10:00
            -------------------------
a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3    Effective Time.  The Merger and other transactions contemplated by
            --------------
this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (b) the date on which the shareholders of BHC approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the chief executive officer of each Party.


                                  ARTICLE II
                                  ----------
                                TERMS OF MERGER
                                ---------------

     2.1    Articles of Incorporation.  The Articles of Incorporation of Premier
            -------------------------
in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.2    Bylaws.  The Bylaws of Premier in effect immediately prior to the
            ------
Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.3    Directors and Officers.  The directors of the Surviving Corporation
            ----------------------
from and after the Effective Time shall consist of the Directors of Premier on the date hereof, provided however that one (1) director of BHC as of the date hereof shall be selected by the Board of Directors of Premier, in its sole discretion, to serve on the Board of Directors of the Surviving Corporation from and after the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Surviving Corporation from and after the Effective Time shall consist of the officers of Premier on the date hereof. Such officers, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. At the Effective Time of the Merger, Darrell D. Pittard and Robert C. Oliver will be elected to the board of directors of Henry County Bank and Spalding County

Bank. At the Effective Time, Premier and Premier Bank shall enter into an employment agreement with Charles B. Blackmon in substantially the form attached hereto as Exhibit "5."
          ------------

                                  ARTICLE III
                                  -----------
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1    Conversion of Shares.  Subject to the provisions of this Article
            --------------------
III, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

            (a) Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

            (b) Each share of BHC Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 2.67 shares of Surviving Corporation Common Stock (the "Exchange Ratio").

            (c) Each share of BHC Preferred Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive one share of Surviving Corporation Preferred Stock.

     3.2    Anti-Dilution Provisions.  In the event Premier or BHC changes the
            ------------------------
number of shares of Premier Common Stock or BHC Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3    Conversion of Stock Options; Restricted Stock.
            ---------------------------------------------

            (a) At the Effective Time, all rights with respect to BHC Common Stock pursuant to stock options granted by BHC ("BHC Options"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Surviving Corporation Common Stock, and the Surviving Corporation shall assume each BHC Option, in accordance with the terms of the stock option agreements by which each such option is evidenced. From and after the Effective Time, (i) each BHC Option assumed by the Surviving Corporation may be exercised solely for shares of Surviving Corporation Common Stock, (ii) the number of shares of Surviving Corporation Common Stock subject to such BHC Option shall be equal to the number of shares of BHC Common Stock subject to such BHC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such BHC Option shall be adjusted to reflect the Exchange Ratio. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." BHC and Premier agree to take all necessary steps to effect the provisions of this Section 3.3.

            (b) Premier may at its election substitute as of the Effective Time stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Premier Stock Option Plan") for all or a part of the BHC Options, subject to the following conditions: (i) the requirements of Section 3.4(a) shall be met;
(ii) such substitution shall not constitute a modification, extension or renewal of any of the BHC Options which are incentive stock options; (iii) the substituted options shall continue in effect on substantially the same terms and conditions as contained in the document granting the BHC Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to
Section 16 of the 1934 Act shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-3. As soon as practicable following the Effective Date, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options.

     3.4    Dissenting Shareholders.  Any holder of shares of BHC Common Stock
            -----------------------
who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 14-2-1106 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the GBCC; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to BHC the certificate or certificates representing shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of BHC fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of BHC Common Stock is entitled under this Article III (without interest) upon surrender by such holder of the certificate or certificates representing shares of BHC Common Stock held by such holder.

     3.5    Fractional Shares.  Notwithstanding any other provision of this
            -----------------
Agreement, each holder of shares of BHC Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Surviving Corporation Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Surviving Corporation Common Stock multiplied by the market value of one share of Surviving Corporation Common Stock at the Effective Time. The market value of one share of Surviving Corporation Common Stock at the Effective Time shall be the last sale price of such common stock on the American Stock Exchange on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

                                  ARTICLE IV
                                  ----------
                              EXCHANGE OF SHARES
                              ------------------

     4.1    Exchange Procedures.  Unless the parties otherwise agree, promptly
            -------------------
after the Effective Time, the Surviving Corporation shall mail to the former holders of BHC Common Stock and to the former holders of BHC Preferred Stock appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of BHC Capital Stock shall pass, only upon proper delivery of such certificates to the Surviving Corporation. After the Effective Time, each holder of shares of BHC Capital Stock (other than shares as to which dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Surviving Corporation and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 and 3.5 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement.
The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of BHC Capital Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of BHC Capital Stock for exchange as provided in this
Section 4.1. The certificate or certificates of BHC Capital Stock so surrendered shall be duly endorsed as the Surviving Corporation may require.
Any other provision of this Agreement notwithstanding, the Surviving Corporation shall not be liable to a holder of BHC Capital Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2    Rights of Former BHC Shareholders.  At the Effective Time, the stock
            ---------------------------------
transfer books of BHC shall be closed as to holders of BHC Capital Stock immediately prior to the Effective Time and no transfer of BHC Capital Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of BHC Capital Stock (other than shares as to which dissenters' rights have been perfected as provided in
Section 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section
3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of BHC Common Stock shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation shareholders the number of whole shares of Surviving Corporation Common Stock into which their respective shares of BHC Common Stock are converted, regardless of whether such holders have exchanged their certificates representing BHC Common Stock for certificates representing Surviving Corporation Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the Surviving Corporation Capital Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Surviving Corporation Capital Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of BHC Capital Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such BHC Capital Stock certificate, both the Surviving Corporation Capital Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE V
                                   ---------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                                    OF BHC
                                    ------

     BHC hereby represents and warrants to Premier as follows:

     5.1    Organization, Standing, and Power.  BHC is a corporation duly
            ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. BHC has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. BHC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

     5.2    Authority; No Breach By Agreement.
            ---------------------------------

            (a) BHC has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BHC, subject to the approval of this Agreement by the holders of a majority of the outstanding BHC Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by BHC. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of BHC, enforceable against BHC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

            (b) Neither the execution and delivery of this Agreement by BHC, nor the consummation by BHC of the transactions contemplated hereby, nor compliance by BHC with any of the provisions hereof will (i) conflict with or result in a breach of any provision of BHC's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BHC Company under, any

Contract or Permit of any BHC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any BHC Company or any of their respective Assets.

            (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by BHC of the Merger and the other transactions contemplated in this Agreement.

     5.3    Capital Stock.
            -------------

            (a) The authorized capital stock of BHC consists of (i) 10,000,000 shares of BHC Common Stock, of which 556,525 shares are issued and outstanding as of the date of this Agreement and not more than 556,525 shares will be issued and outstanding at the Effective Time and (ii) 50,000 shares of BHC Preferred Stock, of which 40,770 shares are issued and outstanding as of the date of this Agreement and not more than 40,770 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of BHC are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of BHC has been issued in violation of any preemptive rights of the current or past shareholders of BHC.

            (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the BHC Disclosure Memorandum, there are no shares
                                    ---------------------
of capital stock or other equity securities of BHC outstanding and no outstanding Rights relating to the capital stock of BHC.

     5.4    BHC Subsidiaries.  BHC has disclosed in Section 5.4 of the BHC
            ----------------
Disclosure Memorandum all of the BHC Subsidiaries as of the date of this
---------------------
Agreement.  Except as disclosed in Section 5.4 of the BHC Disclosure Memorandum,
                                                          ---------------------
BHC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each BHC Subsidiary. No equity securities of any BHC Subsidiary are or may become required to be issued (other than to another BHC Company) by reason of any Rights, and there are no Contracts by which any BHC Subsidiary is bound to issue (other than to another BHC Company) additional shares of its capital stock or Rights, or by which any BHC Company is or may be bound to transfer any shares of the capital stock of any BHC Subsidiary (other than to another BHC Company), and there are no Contracts by which any BHC Subsidiary is bound to issue (other than to another BHC Company) additional shares of its capital stock. There are no Contracts relating to the rights of any BHC Company to vote or to dispose of any shares of the capital stock of any BHC Subsidiary. All of the shares of capital stock of each BHC Subsidiary held by a BHC Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the BHC Company free and clear of any Lien. Each BHC Subsidiary is either a bank, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each BHC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC. Each BHC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     5.5    Financial Statements.  BHC has disclosed in Section 5.5 of the BHC
            --------------------
Disclosure Memorandum, and has delivered to Premier copies of, all BHC Financial
---------------------
Statements prepared for periods ended prior to the date hereof and will deliver to Premier copies of all BHC Financial Statements prepared subsequent to the date hereof. The BHC Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the BHC Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the BHC Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of BHC Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     5.6    Absence of Undisclosed Liabilities.  No BHC Company has any
            ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC except Liabilities which are accrued or reserved against in the consolidated balance sheets of BHC as of December 31, 1996 and September 30, 1997, included in the BHC Financial Statements or reflected in the notes thereto. No BHC Company has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

     5.7    Absence of Certain Changes or Events.  Since September 30, 1997,
            ------------------------------------
except as disclosed in Section 5.7 of the BHC Disclosure Memorandum, (a) there
                                              ---------------------
have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, and (b) the BHC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of BHC provided in
Article VII of this Agreement.

     5.8    Tax Matters.
            -----------

            (a) All Tax returns required to be filed by or on behalf of any of the BHC Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on BHC and all returns filed are complete and accurate to the Knowledge of BHC. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on BHC, except as reserved against in the BHC Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 5.8(a) of the BHC Disclosure Memorandum. All Taxes and other Liabilities
                          ---------------------
due with respect to completed and settled examinations or concluded Litigation have been paid.

            (b) Except as disclosed in Section 5.8(b) of the BHC Disclosure
                                                                 ----------
Memorandum, none of the BHC Companies has executed an extension or waiver of any
----------
statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any BHC Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

            (c) Adequate provision for any Taxes due or to become due for any of the BHC Companies for the period or periods through and including the date of the respective BHC Financial Statements has been made and is reflected on such BHC Financial Statements.

            (d) Deferred Taxes of the BHC Companies have been provided for in accordance with GAAP.

            (e) Each of the BHC Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

            (f) There are no Liens with respect to Taxes upon any of the assets of the BHC Companies.

     5.9    Allowance for Possible Loan Losses.  The allowance for possible loan
            ----------------------------------
or credit losses (the "Allowance") shown on the consolidated balance sheets of BHC included in the most recent BHC Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of BHC included in the BHC Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the BHC Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the BHC Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on BHC.

     5.10   Assets.  Except as disclosed in Section 5.10 of the BHC Disclosure
            ------                                                  ----------
Memorandum or as disclosed or reserved against in the BHC Financial Statements,
----------
the BHC Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the BHC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with BHC's past practices. All Assets which are material to BHC's business on a consolidated basis, held under leases or subleases by any of the BHC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the BHC Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the BHC Companies is a named insured are reasonably sufficient. The Assets of the BHC Companies include all assets required to operate the business of the BHC Companies as presently conducted.

     5.11   Environmental Matters.
            ---------------------

            (a) Except as disclosed in Section 5.11(a) of the BHC Disclosure
                                                                  ----------
Memorandum, to the Knowledge of BHC, each BHC Company, its Participation
----------
Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

            (b) To the Knowledge of BHC, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any BHC Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the release into the Environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by any BHC Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC and to the Knowledge of BHC, there is no reasonable basis for any such Litigation.

            (c) To the Knowledge of BHC, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

     5.12   Compliance with Laws.  BHC is duly registered as a bank holding
            --------------------
company under the BHC Act. Each BHC Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC. Except as disclosed in Section 5.12 of the BHC Disclosure Memorandum, no BHC Company:
           ---------------------

            (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC; and

            (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BHC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, or
(iii) requiring any BHC Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13   Labor Relations.  No BHC Company is the subject of any Litigation
            ---------------
asserting that it or any other BHC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other BHC Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any BHC Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any BHC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14   Employee Benefit Plans.
            ----------------------

            (a) BHC has disclosed in Section 5.14 of the BHC Disclosure
                                                             ----------
Memorandum and delivered or made available to Premier prior to the execution of
----------
this Agreement copies in each case
of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any BHC Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "BHC Benefit Plans"). Any of the BHC Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "BHC ERISA Plan." Each BHC ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "BHC Pension Plan." No BHC Pension Plan is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA.

           (b) All BHC Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC. Each BHC ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and BHC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of BHC, no BHC Company nor any other party has engaged in a transaction with respect to any BHC Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any BHC Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

            (c) BHC maintains an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

            (d) Neither BHC nor any ERISA Affiliate of BHC has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

            (e) Except as disclosed in Section 5.14(e) of the BHC Disclosure
                                                                  ----------
Memorandum, (i) no BHC Company has any obligations for retiree health and life
----------
benefits under any of the BHC Benefit Plans, except as required by Section 6.01 of ERISA and Section 4980B of the Internal Revenue Code; (ii) there are no restrictions on the rights of any BHC Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any BHC Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on BHC.

            (f) Except as disclosed in Section 5.14(f) of the BHC Disclosure
                                                                  ----------
Memorandum, neither the execution and delivery of this Agreement nor the
----------
consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any BHC Company from any BHC Company under any BHC Benefit Plan or otherwise,
(ii) increase any benefits otherwise payable under any BHC Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

            (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any BHC Company and their respective beneficiaries have been fully reflected on the BHC Financial Statements to the extent required by and in accordance with GAAP.

            (h) BHC and each ERISA Affiliate of BHC has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

            (i) Neither BHC nor any ERISA Affiliate of BHC is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

            (j) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any BHC Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any BHC Benefit Plan or against the assets of any BHC Benefit Plan.

     5.15   Material Contracts.  Except as disclosed in Section 5.15 of the BHC
            ------------------
Disclosure Memorandum or otherwise reflected in the BHC Financial Statements,
---------------------
none of the BHC Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any BHC Company or the guarantee by any BHC Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among BHC Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-K or Form 10-Q filed by BHC with the SEC as of the date of this Agreement if BHC were required to file a Form 10-K or Form 10-Q with the SEC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "BHC Contracts"). None of the BHC Companies is in Default under any BHC Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material

Adverse Effect on BHC. All of the indebtedness of any BHC Company for money borrowed is prepayable at any time by such BHC Company without penalty or premium.

     5.16  Legal Proceedings.  Except as disclosed in Section 5.16 of the BHC
           ------------------
Disclosure Memorandum, there is no Litigation instituted or pending, or, to the
---------------------
Knowledge of BHC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any BHC Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any BHC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC.

     5.17  Reports.  Since January 1, 1997, each BHC Company has timely filed
           --------
all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the Regulatory Authorities, and (b) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BHC). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to BHC's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18  Statements True and Correct.  No statement, certificate, instrument
           ----------------------------
or other writing furnished or to be furnished by any BHC Company or any Affiliate thereof to Premier pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any BHC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any BHC Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to BHC's shareholders in connection with the BHC Shareholders' Meeting, and any other documents to be filed by a BHC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of BHC, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the BHC Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the BHC Shareholders' Meeting. All documents that any BHC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.19  Accounting, Tax and Regulatory Matters.  No BHC Company or any
           ---------------------------------------
Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of BHC, there exists no fact, circumstance, or reason why the requisite Consents referred to in Sections 9.1(b) and (c) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Sections 9.1(b) and (c).

     5.20  Charter Provisions.  Each BHC Company has taken all action so that
           -------------------
the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any BHC Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BHC Company that may be acquired or controlled by it.

     5.21  Millennium Compliance.  BHC represents and warrants that each BHC
           ----------------------
Company has tested and assessed its software, hardware, and other computer equipment to ensure that there will not be a Year 2000 Problem. BHC further represents and warrants that each BHC Company has prepared and implemented a written plan of action to ensure that the software, hardware, and other computer equipment owned, licensed, or used by each BHC Company will not be the subject of a failure in any such software, hardware, or other computer equipment. BHC further represents and warrants that each BHC Company has contacted and received assurances from all key suppliers of goods and services to each BHC Company, including but not limited to suppliers of computer software, computer hardware, and other computer equipment, that each of the software, hardware, and other computer equipment owned, licensed, or used by such supplier will not be the subject of failures in any such software, hardware, or other computer equipment.


                                  ARTICLE VI
                                  ----------
                   REPRESENTATIONS AND WARRANTIES OF PREMIER
                   -----------------------------------------

     Premier hereby represents and warrants to BHC as follows:

     6.1   Organization, Standing, and Power.  Premier is a corporation duly
           ----------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company and thrift holding company under the BHC Act and HOLA, respectively. Premier has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premier is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.2   Authority; No Breach By Agreement.
           ----------------------------------

           (a) Premier has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier. This Agreement represents a legal, valid and binding obligation of Premier, enforceable against Premier in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

           (b) Neither the execution and delivery of this Agreement by Premier, nor the consummation by Premier of the transactions contemplated hereby, nor compliance by Premier with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective Assets.

           (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Premier of the Merger and the other transactions contemplated in this Agreement.

     6.3   Capital Stock.
           --------------

           (a) The authorized capital stock of Premier consists of (i) 20,000,000 shares of Premier Common Stock, of which 8,077,863 shares were issued and outstanding as of the date of this Agreement and (ii) 2,000,000 shares of Premier Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Premier Capital Stock are, and all of the shares of Surviving Corporation Capital Stock to be issued in exchange for shares of BHC Capital Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement and the Registration Statement, will be duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Premier Capital Stock has been, and none of the shares of Surviving Corporation Capital Stock to be issued in exchange for shares of BHC Capital Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Premier.

           (b) Premier has issued $29,639,175 of 9.00% Subordinated Debentures to Premier Capital Trust I, a statutory business trust organized and existing under the laws of the State of Delaware. The Subordinated Debentures will mature on December 31, 2027. The Subordinated Debentures were purchased by Premier Capital Trust I with the proceeds of the public offering of 1,150,000 shares of 9.00% Cumulative Trust Preferred Securities and sale of Common Securities to Premier. Premier owns all of the Common Securities issued by Premier Capital Trust I. The Common Securities and the Preferred Securities represent undivided beneficial interests in the assets of Premier Capital Trust I.

           (c) Except as set forth in Section 6.3(a) of this Agreement, there are no shares of capital stock or other equity securities of Premier outstanding and no outstanding Rights relating to the capital stock of Premier.

     6.4   Financial Statements.  The Premier Financial Statements (as of the
           ---------------------
dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Premier Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Premier Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Premier Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     6.5   Absence of Undisclosed Liabilities.   No Premier Company has any
           -----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Premier as of December 31, 1996 and September 30, 1997, included in the Premier Financial

Statements or reflected in the notes thereto. No Premier Company has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.6   Absence of Certain Changes or Events.  Since September 30, 1997,
           -------------------------------------
except as disclosed in SEC Documents filed by Premier prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (b) the Premier Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in Article VII of this Agreement.

     6.7   Compliance with Laws.  Premier is duly registered as a bank holding
           ---------------------
and thrift holding company under the BHC Act and HOLA, respectively. Each Premier Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. None of the Premier Companies:

           (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier; and

           (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.8   Legal Proceedings.  Except to the extent specifically reserved
           ------------------
against in the Premier Financial Statements dated prior to the date of this Agreement, there is no Litigation instituted or pending, or, to the Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premier Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.9   Statements True and Correct.  No statement, certificate, instrument
           ----------------------------
or other writing furnished or to be furnished by any Premier Company or any Affiliate thereof to BHC pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in any documents to be filed by any Premier Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Premier Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.10  Accounting, Tax and Regulatory Matters.  No Premier Company or any
           ---------------------------------------
Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Premier, there exists no fact, circumstance, or reason why the requisite Consents referred to in Sections 9.1(b) and (c) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Sections 9.1(b) and (c).


                                  ARTICLE VII
                                  -----------
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1   Affirmative Covenants of BHC.  Unless the prior written consent of
           -----------------------------
Premier shall have been obtained, and except as otherwise contemplated herein or disclosed in the BHC Disclosure Memorandum, BHC shall, and shall cause each of
                     ---------------------
its Subsidiaries to, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) operate its business in the usual, regular and ordinary course; (b) preserve intact its business organization and Assets and maintain its rights and franchises; (c) use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2   Negative Covenants of BHC.  Except as disclosed in the BHC
           --------------------------
Disclosure Memorandum, from the date of this Agreement until the earlier of the
---------------------
Effective Time or the termination of this Agreement, BHC covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Premier, which consent shall not be unreasonably withheld:

           (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any BHC Company, or

           (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a BHC Company to another BHC Company) in excess of an aggregate of $100,000 (for the BHC Companies on a consolidated basis) except in the ordinary course of the business of BHC Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any BHC Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the BHC Disclosure Memorandum); or
                                     ---------------------

           (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any BHC Company, or declare or pay any dividend or make any other distribution in respect of BHC's capital stock except for dividends legally and contractually required to be paid in respect of the BHC Preferred Stock; or

           (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the BHC Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of
---------------------
or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of BHC Capital Stock or any other capital stock of any BHC Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

           (e)   except as disclosed in Section 7.2(e) of the BHC Disclosure
                                                                  ----------
Memorandum, adjust, split, combine or reclassify any capital stock of any BHC
----------
Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BHC Capital Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any BHC Subsidiary (unless any such shares of stock are sold or otherwise transferred to another BHC Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

           (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned BHC Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Henry County Bank or Spalding County Bank in their fiduciary capacities; or

           (g) grant any increase in compensation or benefits to any employees whose annual salary exceeds $35,000 of any BHC Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of BHC, in each case as disclosed in Section 7.2(g) of the BHC Disclosure Memorandum or as required by Law; pay any severance or
        ---------------------
termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the BHC Disclosure Memorandum; enter into or amend any severance
                  ---------------------
agreements with officers of any BHC Company; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of any BHC Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

           (h) enter into or amend any employment Contract between any BHC Company and any Person (unless such amendment is required by Law) that the BHC Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

           (i) adopt any new employee benefit plan of any BHC Company or make any material change in or to any existing employee benefit plans of any BHC Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

           (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

           (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any BHC Company for money damages in excess of $50,000 or which imposes material restrictions upon the operations of any BHC Company; or

           (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     7.3   Affirmative Covenants of Premier. Unless the prior written consent
           ---------------------------------
of BHC shall have been obtained, Premier shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.4   Adverse Changes in Condition. Each Party agrees to give written
           -----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5   Reports.  Each Party and its Subsidiaries shall file all reports
           --------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

                                  ARTICLE VII
                                  -----------
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1   Registration Statement; Proxy Statement; Shareholder Approval.
           --------------------------------------------------------------

           (a) As soon as reasonably practicable after execution of this Agreement, Premier shall file the Registration Statement with the SEC, provided BHC has provided, on a reasonably timely basis, all information concerning BHC necessary for inclusion in the Registration Statement, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as reasonably practicable after the filing thereof and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Surviving Corporation Common Stock upon consummation of the Merger. BHC shall furnish all information concerning it and the holders of its capital stock as Premier may reasonably request in connection with such action.

           (b) BHC shall call a Shareholders' Meeting, to be held within forty-five (45) days after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as BHC deems appropriate.

           (c) In connection with the BHC Shareholders' Meeting, (i) Premier shall prepare and file with the SEC, on BHC's behalf, a Proxy Statement (which shall be included in the Registration Statement); (ii) BHC shall mail the Proxy Statement to all of its shareholders; (iii) BHC shall furnish Premier with all information concerning BHC that Premier may reasonably request in connection with such Proxy Statement, (iv) the Board of Directors of BHC shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (v) the Board of Directors and officers of BHC shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     8.2   Exchange Listing. Premier shall use its reasonable efforts to list,
           -----------------
prior to the Effective Time, on the American Stock Exchange the shares of Surviving Corporation Common Stock to be issued to the holders of BHC Common Stock pursuant to the Merger.

     8.3   Applications.  Premier shall promptly prepare and file, and BHC
           -------------
shall cooperate in the preparation and, where appropriate, filing of, applications with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4   Filings with State Offices.  Upon the terms and subject to the
           ---------------------------
conditions of this Agreement, Premier shall execute and file the Georgia Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     8.5   Agreement as to Efforts to Consummate.  Subject to the terms and
           --------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Premier in connection with the Surviving Corporation Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article IX of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6   Investigation and Confidentiality.
           ----------------------------------

           (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger.

           (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

           (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.7   Press Releases. Prior to the Effective Time, Premier and BHC shall
           ---------------
agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.8   Acquisition Proposals.  Except with respect to this Agreement and
           ----------------------
the transactions contemplated hereby, neither BHC nor any Affiliate of BHC nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by BHC shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of BHC's Board of Directors as advised by counsel, BHC or any Affiliate or Representative of BHC shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but BHC may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. BHC shall promptly notify Premier orally and in writing in the event that BHC receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of Premier is obtained, BHC shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.9   Accounting and Tax Treatment.  Each of the Parties undertakes and
           -----------------------------
agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Each of the Parties further undertakes and agrees to use its reasonable best efforts to cause the Merger to be eligible, and to take no action which would cause the Merger not to be eligible, to be accounted for as a "pooling of interests."

     8.10  Agreement of Affiliates.  BHC has disclosed in Section 8.10 of the
           ------------------------
BHC Disclosure Memorandum all Persons whom it reasonably believes is an
    ---------------------
"affiliate" of BHC for purposes of Rule 145 under the 1933 Act. BHC shall use its reasonable efforts to cause each such Person to deliver to Premier and BHC, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit "1", providing that such Person
                                        -----------
will not sell, pledge, transfer or otherwise dispose of the shares of BHC Capital Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Surviving Corporation Capital Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. The Surviving Corporation shall be entitled to place restrictive legends upon certificates for shares of Surviving Corporation Capital Stock issued to Affiliates of BHC pursuant to this Agreement to enforce the provisions of this Section 8.10. The Surviving Corporation shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Surviving Corporation Capital Stock by such Affiliates.

     8.11  Employee Benefits and Contracts.
           --------------------------------

           (a) Following the Effective Time, the Surviving Corporation shall provide generally to officers and employees of the BHC Companies who continue employment with the Surviving Corporation or its Subsidiaries following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Premier Companies to their similarly situated officers and employees. For purposes of participation under such employee benefit plans, the service of the employees of the BHC Companies prior to the Effective Time shall be treated as service with a Premier Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a BHC Benefit Plan of the same type immediately prior to the Effective Time.

           (b) The Surviving Corporation and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the BHC Disclosure
                                                            ----------
Memorandum to Premier between any BHC Company and any current or former
----------
director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the BHC Benefit Plans. The Surviving Corporation shall enter into a one year employment agreement with Charles B. Blackmon in substantially the form attached hereto as Exhibit "5".
                                                      -----------

           (c) The Surviving Corporation shall make a good faith effort to keep as many of the officers and employees of the BHC Companies employed as possible in the same or comparable positions as they are currently employed, consistent with such sound and efficient management practices as the Surviving Corporation and the Surviving Corporation Subsidiaries, as the case may be, shall deem appropriate.

     8.12  Authorization of Preferred Stock.  Premier shall establish a series
           ---------------------------------
of preferred stock (the "Surviving Corporation Preferred Stock") to permit the conversion of shares described in Section 3.1(b) of this Agreement. The terms of the Surviving Corporation Preferred Stock shall be the same, in all material respects, as the BHC Preferred Stock.

     8.13  Merger of Premier Bank, Henry County Bank and Spalding County Bank.
           -------------------------------------------------------------------
Contemporaneously with the Closing or as soon as practicable thereafter, Henry County Bank and Spalding County Bank shall be merged with and into Premier Bank with Premier Bank being the Surviving Bank.

     8.14  Other Acquisitions, Mergers, or Combinations involving a Premier
           -----------------------------------------------------------------
Company. Notwithstanding anything contained in this Agreement to the contrary,
-------
Premier or any Premier Company may enter into and consummate an acquisition, merger, or combination of, with, or involving any bank, bank holding company, thrift, thrift holding company, mortgage company, or other financial services company without the prior consent of BHC.


                                  ARTICLE IX
                                  ----------
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1   Conditions to Obligations of Each Party.  The respective obligations
           ----------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

           (a)   Shareholder Approval. The shareholders of BHC shall have
                 ---------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, the American Stock Exchange, Inc. or by the provisions of any governing instruments.

           (b)   Regulatory Approvals. All Consents of, filings and
                 ---------------------
registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either

Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

           (c)   Consents and Approvals. Each Party shall have obtained any and
                 -----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

           (d)   Registration Statement. The Registration Statement shall be
                 ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of the Surviving Corporation Common Stock issuable pursuant to the Merger shall have been received.

           (e)   Exchange Listing. The shares of Surviving Corporation Common
                 -----------------
Stock issuable pursuant to the Merger shall have been approved for listing on the American Stock Exchange.

           (f)   Tax Matters. Premier and BHC shall have received a written
                 ------------
opinion of counsel from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of BHC Common Stock for Surviving Corporation Common Stock and BHC Preferred Stock for Surviving Corporation Preferred Stock will not give rise to gain or loss to the shareholders of BHC with respect to such exchange (except to the extent of any cash received), and (iii) neither Premier nor BHC will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Premier and BHC reasonably satisfactory in form and substance to such counsel.

           (g)   Affiliate Agreements. The Parties shall have received from each
                 ---------------------
affiliate of BHC the affiliates agreement referred to in Section 8.10 hereof.

           (h)   Pooling of Interests Letter. The Parties shall have received a
                 ----------------------------
letter from Mauldin & Jenkins, LLC dated as of the Effective Time, to effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     9.2   Conditions to Obligations of Premier. The obligations of Premier to
           -------------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.6(a) of this Agreement:

           (a)   Representations and Warranties.  For purposes of this Section
                 -------------------------------
9.2(a), the accuracy of the representations and warranties of BHC set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of BHC set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of BHC set forth in Section 5.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of BHC set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3 and 5.19) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on BHC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

           (b)   Performance of Agreements and Covenants.  Each and all of the
                 ----------------------------------------
agreements and covenants of BHC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (c)   Certificates.  BHC shall have delivered to Premier (i) a
                 -------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by BHC's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premier and its counsel shall request.

           (d)   Opinion of Counsel.  BHC shall have delivered to Premier an
                 -------------------
opinion of Robert H. Smalley, Jr., Esquire, counsel to BHC, dated as of the Effective Time, in form reasonably satisfactory to Premier, as to the matters set forth in Exhibit "2" hereto.
             -----------

           (e) Claims/Indemnification Letters.  Each of the directors and
               ------------------------------
officers of BHC shall have executed and delivered to Premier letters in substantially the form of Exhibit "3" hereto.
                          -----------

           (f) Premier Fairness Opinion.  In the event Premier should elect to
               ------------------------
obtain a fairness opinion from a financial advisory firm of its choosing, then, in such event, Premier shall have received from such firm a letter, dated not more than five (5) business days prior to the date of the Registration Statement, to the effect that, in the opinion of such firm, the consideration to be paid to BHC shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Premier.

           (g) Litigation.  No preliminary or permanent injunction or other
               ----------
order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Premier, it is not in the best interests of the shareholders of Premier to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or BHC's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or BHC's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Premier based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

     9.3   Conditions to Obligations of BHC.  The obligations of BHC to perform
           ---------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BHC pursuant to Section 11.6(b) of this Agreement:

           (a) Representations and Warranties.  For purposes of this Section
               -------------------------------
9.3(a), the accuracy of the representations and warranties of Premier set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Premier set forth in Section 6.10 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in Sections 6.3 and 6.10) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Premier; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

           (b) Performance of Agreements and Covenants.  Each and all of the
               ----------------------------------------
agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

           (c) Certificates.  Premier shall have delivered to BHC (i) a
               -------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Premier's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BHC and its counsel shall request.

           (d) Opinion of Counsel.  Premier shall have delivered to BHC an
               -------------------
opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, dated as of the Effective Time, in form reasonably acceptable to BHC, as to matters set forth in Exhibit "4" hereto.
         -----------

           (e) BHC Fairness Opinion.  In the event BHC should elect to obtain a
               --------------------
fairness opinion from a financial advisory firm of its choosing, then, in such event, BHC shall have received from such firm a letter, dated not more than five
(5) business days prior to the date of the Registration Statement, to the effect that, in the opinion of such firm, the consideration to be paid to BHC shareholders by Premier in connection with the Merger is fair, from a financial point of view, to the shareholders of BHC.

           (f) Litigation.  No preliminary or permanent injunction or other
               ----------
order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of BHC, it is not in the best interests of the shareholders of BHC to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or BHC's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or BHC's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of BHC based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

                                   ARTICLE X
                                   ---------
                                  TERMINATION
                                  -----------

     10.1  Termination.  Notwithstanding any other provision of this Agreement,
           ------------
and notwithstanding the approval of this Agreement by the shareholders of BHC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

           (a) By mutual consent of the Board of Directors of BHC and the Board of Directors of Premier; or

           (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BHC and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) of this Agreement in the case of BHC; or

           (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BHC and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

           (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of BHC and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of BHC fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

           (e) By the Board of Directors of either Party in the event that both parties are in breach of any representation or warranty contained in the Agreement under the applicable standard set forth in Section 9.2(a) or 9.3(a) and only in the case of an event described in 10.1(d)(i)-(ii) above; or

           (f) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before August 31, 1998, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(f); or

           (g) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of BHC and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(f) of this Agreement; or

           (h) By the Board of Directors of Premier, at any time prior to the 15th day after execution of this Agreement without any Liability in the event that the review of the Assets, business, financial condition, results of operations, and prospects of BHC undertaken by it or any of the disclosures contained in BHC's Disclosure Memorandum causes the Board of Directors of
                   ---------------------
Premier to determine, in its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to Premier of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; or

           (i) By the Board of Directors of Premier, at any time, if the average closing price of the Premier Common Stock, as reported on the American Stock Exchange, is less than $15.00 per share or greater than $30.00 per share for any ten (10) day trading period prior to the effective date of the Registration Statement; or

           (j) By the Board of Directors of Premier, at any time, if it determines in its sole discretion that the Merger cannot be accounted for as a "pooling of interests."

     10.2  Effect of Termination.  In the event of the termination and
           ----------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Article XI and Section 8.6(b) of this Agreement shall survive any such termination and abandonment.

     10.3  Non-Survival of Representations and Covenants.  The respective
           ----------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles II, III, IV and XI and Section 8.10 of this Agreement.

                                  ARTICLE XI
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     11.1  Definitions.  Except as otherwise provided herein, the capitalized
           ------------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving BHC or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of BHC or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in such capacity.

     "Agreement" shall mean this Agreement and Plan of Reorganization, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "BHC Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "BHC Capital Stock" shall mean, collectively, the BHC Common Stock, the BHC Preferred Stock, and any other class or series of capital stock of BHC.

     "BHC Common Stock" shall mean the $5.00 par value common stock of BHC.

     "BHC Companies" shall mean, collectively, BHC and all BHC Subsidiaries.

     "BHC Disclosure Memorandum" shall mean the written information entitled "BHC Disclosure Memorandum" delivered on, or within five (5) days following, the
     ---------------------
date of this Agreement to Premier describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "BHC ERISA Plan" shall have the meaning provided in Section 5.14 of this Agreement.

     "BHC Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of BHC as of September 30, 1997 and as of December 31, 1996 and as of December 31, 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three fiscal years ended December 31, 1996 included in the BHC Disclosure Memorandum, and (b) the consolidated balance sheets
        ---------------------
(including related notes and schedules, if any) of BHC and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) filed with respect to periods ended subsequent to September 30, 1997.

     "BHC Options" shall have the meaning set forth in Section 3.3 of this Agreement.

     "BHC Preferred Stock" shall mean the $60.00 par value preferred stock of BHC.

     "BHC Subsidiaries" shall mean the subsidiaries of BHC.

     "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "Environment" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601(8).

     "Environmental Laws" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq., the
                                                             -------
Resource, Conservation and Recovery Act, 42 U.S.C. (S) 6901 et. seq., the Toxic
                                                            -------
Substance Control Act, 15 U.S.C. (S) 2601, et. seq., and all implementing
                                           -------
regulations and state counterparts of such acts.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Internal Revenue Code.

     "Exchange Ratio" shall have the meaning provided in Section 3.1 of this Agreement.

     "Exhibits" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code (Chapter 2 of Title 14 of the Official Code of Georgia).

     "Georgia Certificate of Merger" shall mean the Certificate of Merger to be executed by the Surviving Corporation and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Hazardous Material" shall mean any substance which is a "hazardous substance"or "toxic substance" as defined in the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., or any
                                                             ------
other substance or material defined, designated, classified or regulated as hazardous or toxic under any Environmental Law, specifically including asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Environmental Laws, polychlorinated biphenyls, and petroleum and petroleum products).

     "Henry County Bank" shall mean the First Community Bank of Henry County, a Georgia chartered commercial bank and a BHC Subsidiary.

     "HOLA" shall mean the Home Owners Loan Act of 1933, as amended.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever on, or with respect to, any property or property interest, other than (i) Liens for current property Taxes not yet due and payable; (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and (iii) other Liens incurred in the ordinary course of the banking business.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities other than the violations of law section from such reports.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Merger" shall mean the merger of BHC with and into Premier referred to in
Section 1.1 of this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either Premier or BHC, and "Parties" shall mean both Premier and BHC.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Premier Bank" shall mean Premier Bank, a Georgia chartered commercial bank and a Premier Subsidiary.

     "Premier Capital Stock" shall mean, collectively, the Premier Common Stock and any other class or series of capital stock of Premier.

     "Premier Common Stock" shall mean the $1.00 par value common stock of Premier.

     "Premier Companies" shall mean, collectively, Premier and all Premier Subsidiaries.

     "Premier Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three years ended December 31, 1996, as filed by Premier in SEC Documents and (b) the consolidated balance sheets (including related notes and schedules, if any) of Premier and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

     "Premier Subsidiaries" shall mean the Subsidiaries of Premier at the Effective Time.

     "Proxy Statement" shall mean the proxy statement used by BHC to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall be included in the Registration Statement of the Surviving Corporation relating to shares of Surviving Corporation Common Stock to be issued to the shareholders of BHC.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Premier under the 1933 Act with respect to the shares of Surviving Corporation Common Stock to be issued to the shareholders of BHC in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholder's Meeting" shall mean the meeting of the shareholders of BHC to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "Spalding County Bank" shall mean The Bank of Spalding County, a Georgia chartered commercial bank and a BHC Subsidiary.

     "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Surviving Corporation" shall mean Premier as the surviving corporation resulting from the Merger to be known as Premier Bancshares, Inc.

     "Surviving Corporation Capital Stock" shall mean the Surviving Corporation Common Stock, the Surviving Corporation Preferred Stock, and any other class or series of capital stock of the Surviving Corporation.

     "Surviving Corporation Common Stock" shall mean the $1.00 par value common stock of the Surviving Corporation.

     "Surviving Corporation Preferred Stock" shall mean the preferred stock of the Surviving Corporation as described in Section 8.12 of this Agreement.

     "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

     "Year 2000 Problem" shall mean any problem affecting the ability of any BHC Company to continue operation as an ongoing business or to provide the usual and customary services of any BHC Company, relating to the failure of software, hardware or other computer equipment to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after the Year 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by any software, hardware or other computer equipment, whether before, during or after the Year 2000; (c) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless whether the date on which the software, hardware or other computer equipment is operated or executed is before, during or after the Year 2000; (d) report and display all dates with a four-digit date so that the century is unambiguously identified; and (e) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2  Expenses.
           ---------

           (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statement and the Registration Statement.

           (b) Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party (i) an amount equal to the reasonable and documented fees and expenses incurred by such non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking consultants, accountants, attorneys and other agents and (ii) (x) $50,000 if the breach is not willful or
(y) $500,000 if the breach is willful or this Agreement is terminated in contemplation of an Acquisition Proposal, which sums represent compensation for the non-breaching Party's loss as a result of the transaction contemplated by this Agreement not being consummated. Final settlement with respect to payment of such fees and expenses shall be made within thirty (30) days after the termination of this Agreement.

     11.3  Brokers and Finders.  Each of the Parties represents and warrants
           --------------------
that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, other than Brown, Burke Capital Partners, Inc. employed by Premier. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Premier or BHC, each of Premier and BHC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4  Entire Agreement.  Except as otherwise expressly provided herein,
           -----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.10 and Section 8.13 of this Agreement.

     11.5  Amendments.  To the extent permitted by Law, this Agreement may
           -----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of BHC Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

     11.6  Waivers.
           --------

           (a) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BHC, to waive or extend the time for the compliance or fulfillment by BHC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Premier.

           (b) Prior to or at the Effective Time, BHC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of BHC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BHC.

           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7  Assignment.  Except as expressly contemplated hereby, neither this
           -----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8  Notices.  All notices or other communications which are required or
           --------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Premier:            Premier Bancshares, Inc.
                         2180 Atlanta Plaza
                         950 East Paces Ferry Road
                         Atlanta, Georgia  30326
                         Telecopy Number: (404) 814-3672

                         Attention: Darrell D. Pittard
                                    Chairman and Chief Executive Officer

     Copy to Counsel:    Womble Carlyle Sandridge & Rice, PLLC
                         Suite 700
                         1275 Peachtree Street, N.E.
                         Atlanta, Georgia  30309
                         Telecopy Number: (404) 888-7490

                         Attention: Steven S. Dunlevie, Esq.

     BHC:                The Bank Holding Company
                         201 West Taylor Street
                         Post Office Box 1439
                         Griffin, Georgia  30224
                         Telecopy Number: (770) 954-9730

                         Attention: Charles B. Blackmon
                                    President and Chief Executive Officer

     Copy to Counsel:    Robert H. Smalley, Jr., Esq.
                         115 North Sixth Street
                         Griffin, Georgia 30224
                         Telecopy Number: (770) 228-5018

     11.9  Governing Law.  This Agreement shall be governed by and construed in
           --------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10 Counterparts.  This Agreement may be executed in one or more
           -------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions.  The captions contained in this Agreement are for
           ---------
reference purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement.  The Parties hereto agree that irreparable
           -------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 Severability.  Any term or provision of this Agreement which is
           -------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.



                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                              PREMIER BANCSHARES, INC.


/s/ Barbara J. Burtt, Secretary      By:  /s/ Darrell D. Pittard
-------------------------------           --------------------------------------
Secretary                                 Chairman and Chief Executive Officer

[CORPORATE SEAL]



ATTEST:                              THE BANK HOLDING COMPANY


/s/ Barbara A. Price                 By:  /s/ Charles B. Blackmon
--------------------------------          --------------------------------------
Secretary                                 President and Chief Executive Officer


[CORPORATE SEAL]

                                                                       EXHIBIT 1
                                                                       ---------


                              AFFILIATE AGREEMENT


Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326

The Bank Holding Company
201 West Taylor Street
Griffin, Georgia  30224

Gentlemen:

     The undersigned is a shareholder of The Bank Holding Company ("BHC"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of Premier Bancshares, Inc. ("Premier" or the "Surviving Corporation") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of December 2, 1997 (the "Agreement"), by and between BHC and Premier. Under the terms of the Agreement, Premier and BHC will be merged (the "Merger") and the shares of common stock of BHC ("BHC Common Stock") will be converted into shares of common stock of the Surviving Corporation ("Surviving Corporation Common Stock") and the shares of preferred stock of BHC ("BHC Preferred Stock") will be converted into shares of preferred stock of the Surviving Corporation ("Surviving Corporation Preferred Stock"). This Affiliate Agreement represents an agreement between the undersigned and the Surviving Corporation regarding certain rights and obligations of the undersigned in connection with the shares of the Surviving Corporation to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Surviving Corporation hereby agree as follows:

          Affiliate Status.  The undersigned understands and agrees that as to
          ----------------
BHC the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

          Initial Restriction on Disposition.  The undersigned agrees that the
          ----------------------------------
undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of the Surviving Corporation Common Stock into which the undersigned's shares of BHC Common Stock are converted upon consummation of the Merger until such time as the Surviving Corporation notifies the undersigned that the requirements of SEC Accounting Series

Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of the Surviving Corporation and BHC. The Surviving Corporation agrees that it will publish such results within 45 days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

          Covenants and Warranties of Undersigned.  The undersigned represents,
          ---------------------------------------
warrants and agrees that:

          (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except by operation of law, by will, or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of BHC Common Stock or BHC Preferred Stock beneficially owned by the undersigned as of the date of the shareholders' meeting of BHC held to approve the Merger.

          (b) The Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

          (c) The undersigned understands that any distribution by the undersigned of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock has not been registered under the 1933 Act and that shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or
     (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that the Surviving
                              ----------------------------------------------
     Corporation is under no obligation to file a registration statement with
     ------------------------------------------------------------------------
     the SEC covering the disposition of the undersigned's shares of the
     -------------------------------------------------------------------
     Surviving Corporation Common Stock or the Surviving Corporation Preferred
     -------------------------------------------------------------------------
     Stock.
     ------

          (d) The undersigned is aware that the Merger is to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. This requirement is satisfied if, taking into account those who dissent from the Merger, there is no plan or intention on the part of the BHC shareholders to sell or otherwise dispose of the Surviving Corporation Common Stock or Surviving Corporation Preferred Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the BHC Common Stock or

     BHC Preferred Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of the undersigned's Surviving Corporation Common Stock or Surviving Corporation Preferred Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

     4.   Restrictions on Transfer.  The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned pursuant to the Merger will be given to the Surviving Corporation's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as the Surviving Corporation has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended,
          (b) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the Surviving Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the Surviving Corporation) of the Rules and Regulations of such Act, or (c) in accordance with a legal opinion satisfactory to counsel for the Surviving Corporation that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing the Surviving Corporation securities issued subsequent to the original issuance of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), the Surviving Corporation, upon the request of the undersigned, will cause the certificates representing the shares of the Surviving Corporation Common Stock or Surviving Corporation Preferred Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by the Surviving Corporation of an opinion of its counsel to the effect that such legend may be removed.

     5.   Understanding of Restrictions on Dispositions.  The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for BHC.

     6.   Filing of Reports by the Surviving Corporation.  The Surviving
          ----------------------------------------------
Corporation agrees, for a period of two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock issued to the undersigned pursuant to the Merger.

     7.   Transfer Under Rule 145(d).  If the undersigned desires to sell or
          --------------------------
otherwise transfer the shares of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for the Surviving Corporation Common Stock and the Surviving Corporation Preferred Stock together with such additional information as the transfer agent may reasonably request. If the Surviving Corporation's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), the Surviving Corporation shall cause such counsel to provide such opinions as may be necessary to the Surviving Corporation's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8.   Acknowledgments.  The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative who collectively owns at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of the Surviving Corporation or becomes a director or officer of the Surviving Corporation upon consummation of the Merger, among other things, any sale of the Surviving Corporation Common Stock or the Surviving Corporation Preferred Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.   Miscellaneous.  This Affiliate Agreement is the complete agreement
          -------------
between the Surviving Corporation and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.


This Affiliate Agreement is executed as of the_____ day of _______________, 1997.

                                    Very truly yours,



                                    -----------------------------------
                                    Signature


                                    -----------------------------------
                                    Print Name

AGREED TO AND ACCEPTED as of

                       1997
----------------------,


PREMIER BANCSHARES, INC.


By:
   ----------------------------



AGREED TO AND ACCEPTED as of

                       1997
----------------------,

THE BANK HOLDING COMPANY


By:
   ----------------------------

                                                                       EXHIBIT 2
                                                                       ---------

                              MATTERS AS TO WHICH
                           COUNSEL TO BHC WILL OPINE*

     1. BHC is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

     2. BHC's authorized capital stock consists of 10,000,000 shares of BHC Common Stock, of which 556,525 shares were outstanding as of the date hereof and 50,000 shares of BHC Preferred Stock, of which 40,770 shares were issued and outstanding on the date hereof. The outstanding shares of BHC Capital Stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of BHC Capital Stock has been issued in violation of any statutory preemptive rights. Except as disclosed in BHC's Disclosure Memorandum
                                                           ---------------------
dated ____________________, 1997, to our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating BHC to issue equity securities or acquire its equity securities.

     3. The execution and delivery by BHC of the Agreement do not, and if BHC were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any BHC Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a BHC Company is a party or by which a BHC Company is bound.

     4. BHC has duly authorized the execution and delivery of the Agreement and all performance by BHC thereunder and has duly executed and delivered the Agreement.

          5. The Agreement is enforceable against BHC in accordance with its terms.



-----------------------------
*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                                       EXHIBIT 3
                                                                       ---------

                         CLAIMS/INDEMNIFICATION LETTER

                         _______________________, 1997

Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326


Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(e) of the Agreement and Plan of Reorganization (the "Agreement"), dated as of December 2, 1997, by and between The Bank Holding Company ("BHC") and Premier Bancshares, Inc. ("Premier") which provides for the merger (the "Merger") of BHC and Premier.

     Concerning claims which I may have against BHC or its wholly-owned subsidiaries, First Community Bank of Henry County and The Bank of Spalding County, in my capacity as an officer or director:

          (a) Premier shall assume all liability (to the extent BHC was so liable) for claims for indemnification arising under BHC's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Premier, as existing on December 2, 1997, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (b) First Community Bank of Henry County and The Bank of Spalding County shall retain all liability (to the extent they were so liable) for claims for indemnification arising under their respective Articles of Incorporation or Bylaws as existing on December 2, 1997, and for claims for salaries, wages, or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (c) In my capacity as an officer or a director, I am not aware that I have any claims (other than those referred to in paragraphs (a) or (b) above) against BHC, First Community Bank of Henry County or The Bank of Spalding County (other than routine deposit, loan and other banking services conducted in the ordinary course of business with BHC, First Community Bank of Henry County or The Bank of Spalding County); and

          (d) I hereby release BHC, First Community Bank of Henry County and The Bank of Spalding County from any and all claims which I am aware that I have against any of them in my capacity as an officer or a director, other than those referred to in paragraphs (a) or (b) above.

     By executing this letter on behalf of Premier, you shall acknowledge the assumption by Premier of the liabilities described in paragraphs (a) and (b) above.


                                    Sincerely,


                                    ---------------------------------------
                                    Signature of Officer or Director


                                    ---------------------------------------
                                    Printed Name of Officer or Director

     On behalf of Premier, I hereby acknowledge receipt of this letter and affirm the assumption by Premier of the liabilities described in paragraph (a) and (b) above, as of this _____ day of _______________, 1997.

                              PREMIER BANCSHARES, INC.


                              By:
                                  --------------------------------------
                                  Darrell D. Pittard, Chairman and Chief
                                  Executive Officer

                                                                       EXHIBIT 4
                                                                       ---------
                              MATTERS AS TO WHICH
                         COUNSEL TO PREMIER WILL OPINE*

     1. Premier is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

     2. Premier's authorized capital stock consists of 20,000,000 shares of Premier Common Stock, of which ______ shares were outstanding as of the date hereof and 2,000,000 shares of Premier Preferred Stock of which no shares were outstanding as of the date hereof. The outstanding shares of Premier Common Stock are, and all of the shares of Surviving Corporation Capital Stock to be issued in exchange for BHC Capital Stock upon consummation of the Merger, when issued in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Premier Common Stock has been, and none of the shares of Surviving Corporation Capital Stock to be issued in exchange for shares of BHC Capital Stock upon consummation of the Merger will be, issued in violation of any statutory or preemptive rights. Except as disclosed in Premier's Disclosure Memorandum dated
                                                     ---------------------
_______________, 1997, to our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Premier to issue equity securities or acquire its equity securities.

     3. The execution and delivery by Premier of the Agreement do not, and if Premier were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any Premier Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a Premier Company is a party or by which a Premier Company is bound.

     4. Premier has duly authorized the execution and delivery of the Agreement and all performance by Premier thereunder and has duly executed and delivered the Agreement.

     5. The Agreement is enforceable against Premier in accordance with its terms.

------------------------------
*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                                       EXHIBIT 5
                                                                       ---------

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS AGREEMENT ("Agreement") is made and entered into effective as of the ____ day of _______________, 1998 (the "Effective Date"), by and among PREMIER BANK ("Employer"), PREMIER BANCSHARES, INC. ("Holding Company"); and CHARLES B. BLACKMON ("Employee").

                                  WITNESSETH:

          WHEREAS, Employer is a wholly owned subsidiary of Holding Company;

          WHEREAS, the Board of Directors of Employer considers the establishment and maintenance of highly competent and skilled management personnel for Employer to be essential to protecting and enhancing the best interests of Employer;

          WHEREAS, the Board of Directors of Employer is desirous of inducing Employee to remain in the employ of Employer, subject to the terms and conditions hereof;
          WHEREAS, Employee is desirous of remaining in the employ of Employer, subject to the terms and conditions hereof;

          WHEREAS, Holding Company has joined in this Agreement for the sole purpose of granting the stock options and transferring the title to the automobiles referred to in paragraph 4(b) of this Agreement; and

          WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Definitions.  The following terms used in this Agreement shall have
          -----------
the following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (c) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b) "Event of Termination" shall mean the termination by Employer of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (d)
                             -----
     of this paragraph.

          (c) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.

          (d) "Termination for Cause" shall have the meaning provided in paragraph 6(a) of this Agreement.

     2.   Employment.  Employer agrees to continue Employee in its employ, and
          ----------
Employee agrees to remain in the employ of Employer, as President of Employer's South Metro Division, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of Employer in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer. The Board of Directors of Employer may also from time to time change Employee's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities that are similar in scope and nature to Employee's existing position, duties and responsibilities without invalidating this Agreement or effecting the termination of Employee. At all times, Employee shall manage and conduct the business of Employer in accordance with the policies established by the Board of Directors of Employer, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Board of Directors of Employer, which shall review Employee's performance at least annually. The Board of Directors of Employer shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 6 of this Agreement.

     3.   Term and Duties.
          ---------------

          (a) Term of Employment.  This Agreement and the period of Employee's
              ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of twelve (12) full calendar
                                                               --
     months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such twelve (12) months, in which
                                                         --
     case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Employee's term of employment shall be extended for an additional twelve (12) month period provided that the Board of Directors of
                        --
     Employer determines that the performance of Employee has met said Boards' requirements and standards and further that this Agreement shall be extended.

          (b) Performance of Duties.  During the period of employment hereunder,
              ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

          (c) Office of Employee.  The office of Employee shall be located in
              ------------------
     McDonough, Georgia, or at such other location within the State of Georgia as Employer may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, Employer shall reimburse Employee for all his reasonable moving expenses.

          (d) No Other Agreement.  The Employee shall have no employment
              ------------------
     contract or other written or oral agreement concerning employment with any entity or person other than Employer or Holding Company during the term of his employment under this Agreement.

          (e) Uniqueness of Employee's Services.  Employee hereby represents
              ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer, in addition to any rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   Compensation.
          ------------

          (a) Salary.  Subject to the provisions of paragraph 6 hereof, Employer
              ------
     shall pay Employee, as compensation for serving as President of Employer's South Metro Division, an initial Base Salary of $125,000; such initial Base
                                                     --------
     Salary, or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Employer's normal pay practices, but not less frequently than monthly. The Board of Directors of Employer, if warranted in its discretion, may increase Employee's Base Salary to reflect Employee's performance.

          (b)  Incentive Compensation.
               ----------------------

               (i) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the Effective Date of this Agreement an option to purchase 40,000 shares of Holding Company common stock at an exercise price of ten dollars ($10.00) per share.

               (ii) As further incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee the option to purchase an additional 25,000 shares of Holding Company common stock at an exercise price of twenty dollars ($20.00) per share, upon the fulfillment by Employee of certain performance criteria established by the Board of Directors of Employer, which criteria will be communicated by the Board of Directors of Employer to Employee in writing within sixty (60) days of the Effective Date of this Agreement. The above-referenced stock options will be granted by Holding Company to Employee according to the following schedule: (a) 12,500 shares will be granted on January 1, 1999, but only if Employee remains employed with Employer on such date; and (b) 12,500 shares will be granted on January 1, 2000, but only if Employee remains employed with Employer on such date.

               (iii) During the Term of Employment and in addition to the aforesaid Base Salary, Employee shall be entitled to such additional Incentive Compensation as may be awarded from time to time by the Board of Directors of Employer or any committee(s) designated thereby in its discretion. Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Base Salary and any Incentive Compensation paid to Employee shall be (i) in compliance with regulations, bulletins, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and such regulatory agencies, (ii) consistent with the safe and sound operation of Employer, (iii) closely monitored by the Board of Directors of Employer and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

               (iv) As an incentive for Employee's assistance in the extra effort needed to close a merger, Employer will, if the conditions set forth below are met, pay to Employee in cash on or before December 31, 1998, a lump sum bonus upon completion of a merger of The Bank Holding Company with and into Premier Bancshares, Inc. (the "Merger"), based on the following schedule: $25,000.00, if the Merger is closed on or
                                       ---------
          before April 30, 1998; $20,000.00, if the Merger is closed after April
                                  ---------
          30, 1998, and before June 1, 1998; or $15,000.00 if the Merger is
                                                 ---------
          closed after May 31, 1998, and before July 1, 1998.

          (c)  Automobile Allowance.
               --------------------

               (i) For and in consideration of the mutual covenants contained herein, Holding Company shall, on the Effective Date of this Agreement, transfer to Employee the title to that certain 1990 Buick Roadmaster utilized by Employee in the conduct of business of Employer.

               (ii) For and in consideration of the mutual covenants contained herein and for the additional sum of $__________, Holding Company shall, on the Effective Date of this Agreement, transfer to Employee the title to that certain 1996 Buick Roadmaster, utilized as a vehicle of Employer on the Effective Date.

               (iii) Employer and/or Holding Company shall provide Employee with an automobile allowance of $800 per month.
                                          ---

          (d) "Golden Parachute" Provision.  Notwithstanding anything contained
              ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S)1828(k) and any regulations promulgated thereunder.

     5.   Participation in Benefit Plans.  The payments provided in paragraph 4
          ------------------------------
and 6 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of Employer shall be or shall become eligible. Said benefits shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.   Payments to Employee Upon Termination of Employment.  The Board of
          ---------------------------------------------------
Directors of Employer may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employer and Employee in the event of such termination are set forth in this paragraph 6 as follows:

          (a) Termination for Cause.  Employee shall have no right to
              ---------------------
     compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of Employer in the reasonable exercise of its discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 7(a) and (b) hereof, the termination of this Agreement under paragraphs 7(c) and
     (d) hereof, the failure of Employee to follow reasonable written instructions of the Board of Directors of Employer, or a material breach of Employee of any provision of this Agreement. Termination for Cause by Employer shall be determined by, and shall occur only upon the passage of a resolution by a vote of not less than a two-thirds of Employer's Board of Directors specifying Employee's Termination for Cause and the grounds therefor, after reasonable notice to Employee and an opportunity for him to be heard before a meeting of the Board of Directors called in accordance with the By-Laws of Employer. Thereafter, Employee shall be deemed to be in material breach of this Agreement and shall have no right to receive compensation or other benefits under this Agreement for any period following such Termination for Cause. This provision on Termination for Cause shall control over any and all other provisions relating to discharge or termination for cause contained in any and all other agreements between Employer and Employee.

          (b) Event of Termination.  Upon the occurrence of an Event of
              --------------------
     Termination, Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to the remaining portion of Employee's then current Base Salary pro-rated from the date of said Event of Termination to the expiration of the then current term of this Agreement as stated in paragraph 3(a) of this Agreement, to be paid in full on the last day of the month following the date of said Event of Termination.

          (c) Voluntary Termination of Employment.  Employee shall have no right
              -----------------------------------
     to compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 6(b) hereof.

     7.   Regulatory Suspension.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(3) or (g)(1), the obligations of Employer under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and
     (ii) reinstate in whole or in part any of its obligations which were suspended.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(4) or (g)(1), all obligations of

     Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

          (c) If Employer is in "default" as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto.

          (d) All obligations under this Agreement shall be terminated, except to the extent that it may be determined by any state or federal regulatory agency or body having authority over Employer that continuation of this Agreement is necessary for the continued operation of Employer, at any time the Federal Deposit Insurance Corporation (the "FDIC") enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, at any time the FDIC approves a supervisory merger to resolve problems related to the operation of Employer, or when Employer is determined by the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Atlanta acting pursuant to delegated authority), or the FDIC to be in an unsafe and unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

     8.   Covenants Against Competition and Solicitation.  Employee acknowledges
          ----------------------------------------------
that he has performed services and/or will perform services hereunder that directly affect Employer's business presently conducted (among other areas) within the limits of Henry County and Spalding County in the State of Georgia. Accordingly, the parties deem it necessary to enter into the protective covenants set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

          (a) For the period of Employee's employment with Employer and for a period of six (6) months following the termination of such employment, for whatever reason, Employee covenants and agrees that he shall not within the limits of Henry County and Spalding County, Georgia, compete with Employer or Holding Company by performing banking services that require performance of duties substantially identical to those performed on behalf of Employer by Employee, to wit, as a member of management, supervisor, or executive employee for any bank, bank holding company or other financial institution that is a competitor of Employer.

          (b) For a period of twelve (12) months from the Effective Date of this Agreement and for a period of twelve (12) months from each anniversary of the Effective Date of this Agreement following a decision of the Board of Directors of Employer to extend this Agreement according to the provisions of paragraph 3(a) hereof: (i) Employee shall not, for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of Employer with whom he personally had business contact on Employer's behalf at any time during the last twenty-four (24) months he worked at Employer to do any business with another company or business in competition with Employer; and (ii) Employee shall not employ or attempt to employ or assist in employing any employee of Employer for the purpose of having such employee perform services for any bank or other business or organization in competition with the business of Employer as such exists on the termination date of Employee's employment hereunder until such employee has ceased to be employed by Employer for a period of six (6) months.

     9.   Nondisclosure of Confidential Information.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to both Employer's and the Holding Company's business, including, without limitation, the identity of the customers, deposits, business records, other trade secrets, and other similar confidential information relating to Employer and/or the Holding Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employer and/or the Holding Company respectively, constitutes trade secrets of Employer and/or the Holding Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employer and/or the Holding Company. As a material inducement to Employer to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year from the end of such employment, directly or
                     -
indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employer and/or the Holding Company so long as it is not known by competitors of Employer and/or the Holding Company and that both Employer and the Holding Company have taken reasonable steps to keep all such information and trade secrets confidential.

     10.  Source of Payments.  All payments provided in paragraphs 4 and 6
          ------------------
hereof, except for the stock options described in paragraph 4(b) hereof, shall be paid in cash from the general funds of Employer and/or the Holding Company as provided herein, and no special or separate fund shall be established by Employer and/or the Holding Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer and/or the Holding Company may make to meet its obligations hereunder.

     11.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employer and/or the Holding Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraphs 8 and 9 hereof, and in view of the lack of an adequate remedy at law to protect the interests of Employer and/or the Holding Company, Employer and/or the Holding Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction of six (6) months in duration with respect to paragraph 8(a) hereof and one (1) year in duration with respect to paragraph 8(b) and
                     -
paragraph 9 hereof enjoining Employee from any violation of the covenants and agreements set forth in paragraphs 8 and 9 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Holding Company is or may be entitled at law or in equity respecting this Agreement.

     12.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder.

     13.  Federal Income Tax Withholding.  Employer and/or Holding Company may
          ------------------------------
withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14.  Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among Employer, Holding Company and Employee.

     15.  General Provisions.
          ------------------

          (a) Nonassignability.  Neither this Agreement nor any right or
              ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 15(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
     inure to the benefit of, Employer and Employee and their respective heirs, successors, assigns, and legal representatives.

     16.  Modification and Waiver.
          -----------------------

          (a) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     17.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     18.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     19.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     20.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     21.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:        President
                              Premier Bank
                              2180 Atlanta Plaza
                              950 East Paces Ferry Road
                              Atlanta, Georgia  30326

               Copied to:     Chairman of the Board
                              Premier Bancshares,  Inc.
                              2180 Atlanta Plaza
                              950 East Paces Ferry Road
                              Atlanta, Georgia  30326

                                     -and-

                              Steven S. Dunlevie, Esq.
                              Womble Carlyle Sandridge & Rice, PLLC
                              Suite 700
                              1275 Peachtree Street
                              Atlanta, Georgia 30309

          To Employee:        Mr. Charles B. Blackmon
                              12 North Cedar Street
                              McDonough, Georgia 30253


          IN WITNESS WHEREOF, Employer and Holding Company have caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:                             PREMIER BANK


                                    By:
---------------------------            -----------------------------------
Secretary                                Robert C. Oliver, President

(CORPORATE SEAL)

ATTEST:                             PREMIER BANCSHARES, INC.


                                    By:
---------------------------            -----------------------------------
Barbara Burtt, Secretary                 Darrell D. Pittard, Chairman and Chief
                                         Executive Officer
(CORPORATE SEAL)

                                                                       (SEAL)
----------------------------        -----------------------------------
Witness                             CHARLES B. BLACKMON

                                     -17-